SECURED INSTALLMENT PROMISSORY NOTE


$500,000                                                        July 21, 1998


        FOR VALUE RECEIVED, the undersigned _____________[One note was executed by Tom Vinton and the other by Dennis Zweig]("Maker") promises to pay to the order of Aqua Clara Bottling and Distribution, Inc. ("Lender"), at its principal office, or at such other place as may be designated in writing by the holders of this Promissory Note ("Note"), the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the "Principal Sum"). The unpaid Principal Sum shall bear interest from the date hereof until paid at a rate equal to 6% per annum.

        The unpaid Principal Sum and all accrued but unpaid interest thereon shall all be due and payable as follows:

                  Date                                         Principal Sum

                  August 1, 1998                          125,000
                  September 1, 1998                       125,000
                  October 1, 1998                         125,000
                  November 1, 1998                        125,000

       In the event that Aqua Clara is not "Effective" - the SEC has not approved Aqua Clara's SB-2 filing - then the above schedule of payments shall be modified so that the second payment, now due on September 1, 1998, shall be due 30 days after Aqua Clara is effective. The third and fourth installments will be due 30 and 60 days, respectively, after the second installment.

           All accrued interest shall be due and payable on November 1, 1998.

           All payments to be made under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

           In the event that an action is instituted to collect this Note, or any portion thereof, Maker promises to pay all costs of collection, including but not limited to reasonable attorneys' fees, court costs, and such other sums as the court may establish.

           In the event of a default under this Note when due, then the holder of this Note, at its election, may declare the entire unpaid Principal Sum and all accrued but unpaid interest thereon immediately due and payable.

           The Principal Sum and all accrued and unpaid interest thereon is secured by a pledge of 250,000 shares of common stock of the Lender ("Shares").

           Every provision hereof is intended to be several. If any provision of this Note is


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determined,  by a court of  competent  jurisdiction  to be  illegal,  invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

           This Note is made in the State of Florida and it is mutually agreed that Florida law shall apply to the interpretation of the terms and conditions of this Note.

           All agreements between the holder of this Note and Maker are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Note or otherwise, shall the rate of interest hereunder exceed the maximum permissible under applicable law with respect to the holder. If, from any circumstances whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then the payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

           The makers, endorsers, and/or guarantors of this Note do hereby severally waive presentment, demand, protest and notices of protest, demand, dishonor and nonpayment.

           IN WITNESS WHEREOF, this instrument is executed as of the date first hereinabove set forth.

                                AQUA CLARA BOTTLING AND DISTRIBUTION, INC.



                                                                   By:
                                                                   Name:
                                                                   Its:



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